UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2012

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX		77087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2012 American Electric Technologies, Inc. (the “Company”) announced the appointment of Don Boyd as Principal Accounting Officer. Mr. Boyd will also serve as principal financial officer on an interim basis until a new principal financial officer is appointed. Mr. Boyd, age 62, has been serving as controller since April 2012. Until October 2012 he was serving in such capacity by arrangement with Sirius Solutions, L.L.L.P., an independent business and financial consulting firm. Since October 2012 he has been directly employed by the Company. He was a consultant with Sirius Solutions, L.L.L.P. from October 2010 through October 2012. From January 2008 to October 2010 Mr. Boyd was with Frontier Drilling USA as Assistant Controller External and Customer Audits. From May 2007 to January 2008 he was a consultant with the Houston, Texas office of Tatum L.L.C., an executive services and financial consulting firm. Mr. Boyd is a Texas certified public accountant.

On November 6, 2012 the Company entered into an amendment of the employment agreement with Arthur G. Dauber, the Company’s Executive Chairman. Mr. Dauber’s employment agreement was set to terminate on December 31, 2012. The amendment extended his term of employment to December 31, 2013. Mr. Dauber’s base salary for 2013 will be $130,000. The balance of Mr. Dauber’s compensation for 2013 is the same as his 2012 compensation disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting filed with the Securities and Exchange Commission on April 30, 2012 and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit

10.1	Amendment dated November 6, 2012 to employment agreement with Arthur G. Dauber.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: November 13, 2012	By:	/s/ Charles M. Dauber
Charles M. Dauber
President and CEO

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Amendment dated November 6, 2012 to employment agreement with Arthur G. Dauber.